UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 13, 2009

Wynn Resorts, Limited
(Exact Name of Registrant as specified in Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 13, 2009, Stephen A. Wynn (“Mr. Wynn”), the Chairman of the Board of Directors of Wynn Resorts, Limited (the “Registrant”), and Aruze USA, Inc. (“Aruze”), a Nevada corporation, entered into a Waiver and Consent (the “Waiver and Consent”) with respect to that certain Stockholders Agreement, entered into as of April 11, 2002, among Mr. Wynn, Aruze and Baron Investment Funds Trust (formerly known as Baron Asset Fund), a Massachusetts business trust, as amended by that certain Amendment to Stockholders Agreement, entered into as of November 8, 2006, between Mr. Wynn and Aruze, and as further amended by that certain Waiver and Consent, dated July 31, 2009 (as amended, the “Stockholders Agreement”).  Pursuant to the Waiver and Consent, Mr. Wynn and Aruze each (a) consented to the transfer of up to 2,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Released Shares”), held by each other and (b) waived all of their respective rights under the Stockholders Agreement, including without limitation their rights of first refusal, in connection with a transfer or proposed transfer of the Released Shares.

The foregoing description of the Waiver and Consent does not purport to be complete and is qualified in its entirety by reference to the Waiver and Consent which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Waiver and Consent, dated as of August 13, 2009, by and between Stephen A. Wynn and Aruze USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:           August 18, 2009

WYNN RESORTS, LIMITED

By:	/s/ Matt Maddox
Matt Maddox
Chief Financial Officer and Treasurer